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                                                             EXHIBIT 23.2
                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option and Incentive Plan, the 1995 Non-Qualified Stock Option Plan and the 1994 Restricted Stock Plan of Ferrofluidics Corporation of our report dated September 3, 1996, with respect to the consolidated financial statements and schedule of Ferrofluidics Corporation for the year ended June 30, 1996, included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


Manchester, New Hampshire
October 1, 1996